                          SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                CompuMed, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                COMPUMED, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 1, 1998


Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CompuMed, Inc., a Delaware corporation (the "Company"), will be held at 1230 Rosecrans Avenue, Manhattan Beach, California, on Friday, May 1, 1998, at 10:00 a.m., Pacific Standard Time, for the following purposes:

   1. To elect five directors to serve for the following year and until successors have been elected and qualified.

   2. To act upon a proposal to approve an amendment to the 1992 Stock Option Plan increasing the number of shares subject to the Plan from 880,000 to 1,200,000.

   3. To act upon the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

   4. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 26, 1998 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All stockholders are cordially invited to attend the Meeting in person.

               By order of the Board of Directors


               Phuong Dang
               Secretary

April 1, 1998
Manhattan Beach, California



IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK, AS THE CASE MAY BE, TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                               COMPUMED, INC.

                              PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS

                                MAY 1, 1998



                                  GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of CompuMed, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's executive offices at 1230 Rosecrans Avenue, Manhattan Beach, California, on Friday, May 1, 1998, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").

This Proxy Statement, Notice of Meeting and accompanying Proxy are first being mailed to stockholders on April 1, 1998.


                     VOTING SECURITIES AND VOTE REQUIRED

Only stockholders of record at the close of business on March 26, 1998 are entitled to notice of and to vote the shares of common stock, $.01 par value ("Common Stock"), Class A $3.50 Cumulative Convertible Preferred Stock, $.10 par value ("Class A Preferred Stock") and Class B $3.50 Convertible Preferred Stock, $.10 par value ("Class B Preferred Stock" and collectively with the Common Stock and the Class A Preferred Stock the "Voting Stock"), of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of March 23, 1998, 10,531,836 shares of Common Stock, 8,400 shares of Class A Preferred Stock and 400 shares of Class B Preferred Stock were outstanding. There was no other class of voting securities outstanding at that date.

The presence, in person or by proxy, of the holders of majority of the outstanding shares of Voting Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Voting Stock voting at the Meeting will be required to approve Proposal No. 2, regarding amending the 1992 Stock Option Plan, and Proposal No. 3, regarding ratification of the appointment of auditors. A plurality of votes cast will be required for the election of directors.

Each share of Voting Stock held by a stockholder entitles such stockholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business.

Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any of the proposals.

If the accompanying Proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the Board of Directors' slate of nominees, "FOR" amending the 1992 Stock Option Plan to increase the number of shares subject to the Plan from 880,000 to 1,200,000, and "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each such proxy granted by a stockholder may be revoked by such stockholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument in the form of a duly executed Proxy bearing a later date. The powers of the Proxy holders will be suspended if the person executing the Proxy attends the Meeting in person and so requests. Attendance at the Meeting will not, in itself, constitute revocation of the Proxy.

The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company.

In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

At the Meeting five (5) directors will be elected to serve until the next Meeting and until their successors are elected and qualified. The Board of Directors will vote all Proxies received by them in the accompanying form for the nominees listed below. The current size of the Board of Directors of the Company is six (6). All of the nominees are presently serving as directors. Rod Raynovich will cease his directorship upon the election of directors at the meeting. Robert Goldberg is the nominee for Chairman of the Board. The size of the Board of Directors is being reduced from six (6) to five (5) members as of the Meeting. In the event any nominee is unable to or declines to serve at the time of the Meeting, the proxies will be voted for an alternative nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

THE FOLLOWING ARE THE NOMINEES FOR ELECTION AS DIRECTORS:

Name                      Position with Company     Year Became Director    Age
----                      ---------------------     --------------------    ---
Robert Goldberg           Chairman of the Board     1994                     64
Herbert S. Lightstone     Director                  1997                     64
John Minnick              Director                  1985                     49
John Romm, M.D.           Director                  1997                     67
Robert Stuckelman         Director                  1973                     66

 The terms of the Board of Directors will expire at the next annual meeting of stockholders. The Company's officers are elected by the Board of Directors and hold office at the will of the Board.

              BACKGROUND EXPERIENCE OF DIRECTORS AND OFFICERS

MR. GOLDBERG is a senior partner in the firm of Francis, Goldberg & Powers, a certified Public Accounting Firm, and has been associated with such firm since January 1995. Prior thereto, he was a senior partner in the Los Angeles office of Bernstein, Fox, Goldberg & Licker Certified Public Accountants. He is certified in both California and New York and has been a member of the New York State Bar. Mr. Goldberg attended Lehigh University, Brooklyn Law School and New York University School of Law and has lectured for the Practicing Law Institute and The American College of Life Underwriters. He is a member of the Estate Planning Council, Professional Planners Forum and various accounting societies.

MR. LINESCH joined the Company in June 1996 as Vice President and Chief Financial Officer and became President in August 1997. From 1991 until 1996, he served as Chief Financial Officer of Universal Self Care, Inc. ("Universal"), a durable medical equipment supplier publicly traded on the NASDAQ Small Cap market, and is currently a director of that company. Prior to Universal, from 1987 to 1991, he served as the Chief Financial Officer of Science Dynamics Corp., specializing in sales, service and development of medical billing software. He was a practicing CPA with Price Waterhouse in California from 1981 to 1984. Mr. Linesch received his BS degree in Finance from California State University, Northridge, and his MBA degree from the University of Southern California.

MR. LIGHTSTONE is Vice President, Corporate Development, with ICN Pharmaceuticals. (NYSE:ICN) where he is also responsible for ICN's global public and investor relations activities. He rejoined ICN in 1994 and also served with ICN from 1968 until 1981. Prior to ICN, Mr. Lightstone served as a Director, and subsequently as Chairman & CEO of Immunetech Pharmaceuticals from 1983 through 1986. In 1981 and 1982 he served as President of Revlon Ophthalmic International. He has been a consultant to numerous emerging companies.

MR. MINNICK is President of Minnick Capital Management, an investment management firm that he founded in 1972. Mr. Minnick is a member of the Kansas and Federal Bar and has had a long-standing relationship with the Company in his capacity as investment counsel for a large number of investors in franchise programs that the Company originated. He has served as a director on other corporate and non-profit boards and is a member of the Association for Investment Management and Research (AIMR). Mr. Minnick is a graduate of Washburn University (BA) and the Washburn University School of Law (JD).

MR. RAYNOVICH is currently a principal of Raygent Associates. He was President and Chief Executive Officer of the Company from October 1994 until August 1997. Mr. Raynovich has 25 years of experience in the medical diagnostics and biotechnology industry. Mr. Raynovich served as President of Raygent Associates, a healthcare consulting firm providing investment banking and business development services from April 1993 to October 1994. Prior to becoming president of Raygent Associates, he was President and CEO of Leeco Diagnostics, Inc. (which merged into Endogen, Inc.) from August 1990 to April 1993. Mr. Raynovich was Vice President of Business Development of Cambridge Bioscience Corp. He has also held management positions with Abbott Laboratories and Johnson & Johnson. Mr. Raynovich received his M.B.A. from Rutgers University and his B.S. from Penn State University.

DR. ROMM has practiced internal medicine and gastroenterology in private practice since 1962. He earned his MD at Wayne State College of Medicine and also holds a BS in biology. He is an associate professor of medicine at the University of California, Los Angeles and is an attending physician at Cedars-Sinai Medical Center.

MR. STUCKELMAN founded the Company in 1973 and served as its President to 1982. From 1982 through 1989, Mr. Stuckelman was a business consultant for small and medium size companies. In 1989, he rejoined the Company as President and Chief Executive Officer in which capacities he served until October 1994. Mr. Stuckelman has been a director of the Company since its incorporation. Since 1994, he has been President of Technical Management Consultants, which provides business consulting services to many companies. He is also on the Board of Directors of Medical Resources Management, Inc., a public company that rents laser surgery equipment to doctors and hospitals. He holds an MSEE from the University of Southern California and a BEE from Cornell University.

     There is no family relationship among the directors or executive officers of the Company.


                        BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 1997. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors.

The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's internal and external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Mr. Stuckelman and Mr. Goldberg. The Audit Committee met two times during the fiscal year ended September 30, 1997.

The Compensation Committee reviews and approves the Company's compensation policy and has assumed responsibility for administration of the Company's 1992 Stock Option Plan. This Committee currently consists of Mr. Minnick and Dr. Romm. The Compensation Committee met two times during the fiscal year ending September 30, 1997.

The Executive Committee is comprised of Mr. Goldberg, Mr. Minnick, Mr. Lightstone and Mr. Linesch. The Executive Committee meets monthly.


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange
[or market quotation system] on which the Company's securities are registered. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or written representations that no Form 5 was required, the Company believes that, during the year ended September 30, 1997, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.

                     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the fiscal year ended September 30, 1997 for the Company's chief executive officer and all executive officers whose compensation exceeded $100,000 for such fiscal year.

------------------------------------------------------------------------------------------------
Name and Principal Position     Fiscal Year     Annual Salary     Compensation      Long-Term
                                                                      Bonus        Compensation
                                                                                   Stock Options
------------------------------------------------------------------------------------------------
James Linesch                      1997           $98,077            $5,000           25,000
President and CEO                  1996           $32,308*              0             63,750
                                   1995              0                  0               0

Rod Raynovich                      1997          $111,660**             0             25,000
Former President                   1996           $90,000
                                   1995          $140,000***        $25,000          158,150
------------------------------------------------------------------------------------------------

*    Reflects actual salary from June 1996 to fiscal year end 1996
**   Reflects actual salary from October 1996 to August 1997
***  Reflects actual salary from October 1994 to fiscal year end 1995.


                            EMPLOYMENT AGREEMENTS

Mr. Raynovich had an employment agreement with the Company through May 31, 1998 and left the Company in August 1997. Pursuant to the terms of the Agreement, dated June 1, 1996, he received an annual salary of $120,000 (subject to annual increases based on the Consumer Price Index) and was also entitled to receive periodic discretionary bonuses with an annual cumulative amount not to exceed $40,000. In connection with his relocation, the Company agreed to loan him up to $42,000, the liability of which will be forgiven over approximately two years. The Company and Mr. Raynovich are currently in negotiations in connection with the termination of the employment agreement.


                          EMPLOYEE STOCK OPTION PLANS

The Company established its 1992 Stock Option Plan (the "1992 Plan") to enable the Company to recruit and retain selected officers and other employees by providing equity participation in the Company to such individuals. Under the 1992 Plan, regular salaried employees, including directors who are full time employees, may be granted options exercisable at not less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company must be 110% of the fair market value of the Common Stock on the date of grant and the duration of the options granted may not exceed five years. Prior to the existence of any public market for the Company's shares, the fair market value had been determined from time to time by the Board of Directors. Options generally become exercisable at a rate of 33% of the shares subject to an option one year after its grant. The remaining shares generally become exercisable over an additional 24 months. The duration of options may not exceed ten years. Options under the Plan are nonassignable, except in the case of death and may be exercised only while the optionee is employed by the Company, or in certain cases, within a specified period after termination of employment (within three months) or death (within twelve months).

The purchase price and number of shares of Common Stock that may be purchased upon exercise of options are subject to adjustment in certain cases, including stock splits, recapitalizations and reorganizations.

Under The 1992 Plan, the Company may grant qualified or non-qualified options for the purchase of up to 880,000 shares of Common Stock. At the year ended September 30, 1997, there were 594,975 shares reserved for exercise of options granted, of which 431,937 were exercisable subject to vesting, and 285,025 were available for grant under such Plan. Officers and members of the Board of Directors hold an aggregate of 346,057 options under The Plan, subject to vesting, having exercise prices ranging from $1.00 to $1.25.

Both the amount of options granted and to whom they are granted are determined by the Board of Directors with the recommendation of the Compensation Committee, at their discretion. There are no specific criteria, performance formulas or measures applicable to the determination of the amount of options to be granted and to whom such options are to be granted. For a fuller description of the 1992 Plan, see ITEM 2, below.

The Company's 1982 Stock Option Plan (the "1982 Plan") terminated on January 29, 1992. The terms and conditions of such Plan were in all material respects identical with the 1992 Plan. As of December 31, 1997, 9,805 options remain outstanding under the 1982 Plan expiring in 2001 at an exercise price of $1.00, and no further options may be granted under such Plan.


                STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                 Individual Grants
                  ------------------------------------------------
                    Number of Securities
                  (shares of Common Stock)     % of Total Options       Exercise
                    Underlying Options        Granted to Employees        Price        Expiration
Name                   Granted (1)                in Fiscal Year        ($/share)         Date
----              ------------------------    --------------------      ---------      ----------
J. Linesch               25,000                        11%                 $.75           2006
R. Raynovich             25,000                        11%                 $.75           2006

-------------------
(1) Options vested over a three-year period.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 30, 1997 and the fiscal year-end value of unexercised options for the Company's named executive officers.

                                              Number of Securities
                                            (shares of Common Stock)        Value of Unexercised
                Shares                       Underlying Unexercised        In-the-money Options at
               Acquired        Value        Options at Fiscal Year End       Fiscal Year End (1)
Name          on Exercise     Realized      Exercisable/Unexercisable      Exercisable/Unexercisable
----          -----------     --------      --------------------------     --------------------------
J. Linesch         --            --              21,250 / 67,500                $19,975 / $75,950

R. Raynovich       --            --             158,150 / 25,000               $188,199 / $36,000

     (1) Based upon the closing market price of the Company's Common Stock as reported on the Nasdaq Small Cap market on September 30, 1997 minus the respective option exercise prices.


                              NON PLAN STOCK OPTIONS

Between February 1992 and March 1997, a total of 944,918 stock options were granted to directors, officers and consultants outside either the 1982 or the 1992 Plan. The exercise prices of these non-plan stock options were between $1.00 and $4.00 per share which were equal to the fair market value of the Common Stock on the respective dates of grant, and they expire between 1996 and 2001. As of December 31, 1997, 166,037 of these non-qualified stock options were exercised and 778,881 were still outstanding.


                            SAVINGS AND RETIREMENT PLANS

In July 1987 the Company instituted a Savings and Retirement Plan (the "S&R Plan"). Under the S&R Plan, every full-time salaried employee who is 18 years of age or older may contribute up to 15% of his or her annual salary to the S&R Plan. The Company will make a matching contribution of $.25 for every $1.00 of the employee's contribution for an employee contribution of up to but not exceeding 6 percent of the employee's annual salary. Company contributions are 100% vested after 60 months of contributions to the S&R Plan. Benefits are payable under the S&R Plan upon termination of a participant's employment with the Company or at retirement. The S&R Plan meets the requirements of Section 401(k) of the Internal Revenue Code. Internal Revenue Service regulations limit the percentage of tax-deferred contributions that can be made by higher-compensated participants. There are restrictions upon withdrawal of tax deferred contributions, but participants are permitted to borrow against the value of their tax deferred accounts.

                             PRINCIPAL STOCKHOLDERS

MANAGEMENT

The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 20, 1998 by: (a) each director of the Company; and (b) all executive officers and directors of the Company as a group.

                                        Amount and Nature of Beneficial Ownership
                                      ----------------------------------------------
Name and Address* of Beneficial
           Owner                      Number of Shares (1)          Percent of Class
-------------------------------       --------------------          ----------------
Robert Stuckelman                         265,325 (2)                      3%

John Minnick                              267,899 (3)                      3%

Rod Raynovich                             191,483 (4)                      2%

Robert Goldberg                           177,937 (5)                      2%

Herbert S. Lightstone                      50,000 (6)                      **

John Romm, M.D.                             8,333 (7)                      **

James Linesch                               8,333 (8)                      **

All Officers and Directors
as a group (7 in number)                  969,310                          9%
                                          -------                          --
                                          -------                          --

-------------------
(1)  Includes options exercisable within sixty days of January 28, 1998.
(2) Includes 125,810 shares subject to non-qualified and qualified stock options.
(3)  Includes 198,614 shares subject to non-qualified stock options.
(4)  Includes 166,483 shares subject to non-qualified stock options.
(5)  Includes 167,937 shares subject to non-qualified stock options.
(6)  Includes 50,000 shares subject to non-qualified stock options.
(7)  Includes 8,333 shares underlying non-qualified stock options.
(8)  Includes 8,333 shares underlying non-qualified stock options.
(*)  c/o CompuMed, Inc, 1230 Rosecrans Avenue, Manhattan Beach, California
     90206.
(**) Less than 1%.

                                  PROPOSAL 2

             PROPOSAL TO APPROVE AN AMENDMENT TO THE 1992 STOCK
                OPTION PLAN INCREASING THE NUMBER OF SHARES
                ISSUABLE UNDER THE PLAN TO 1,200,000 SHARES

In March 1992, the Board of Directors of the Company and its stockholders approved the 1992 Stock Option Plan (the "1992 Plan") to issue 120,000 options to purchase shares of Common Stock. In March 1993, March 1994 and March 1995 the Board of Directors of the Company and its stockholders amended the 1992 Plan to add 120,000 options in each of the three years, and in March of 1996 to add an additional 400,000 options. As of March 19, 1998, 431,937 shares of Common Stock were reserved for issuance upon exercise of options previously granted under the 1992 Plan and 605,025 shares were reserved for the grant of future options. Options for 158,798 shares were exercised during the 1997 fiscal year.

On March 6, 1998, the Board of Directors approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by an additional 320,000 shares, thereby increasing the number of shares of Common Stock available for future option grants to 605,025 shares. The Board adopted this amendment to ensure that the Company will continue to be able to grant stock options to employees and officers and directors of the Company. Management has found the 1992 Plan to be useful in the hiring and retention of qualified officers and key personnel.

At the Meeting, the stockholders are being requested to consider and approve the amendment to the 1992 Plan. The affirmative vote of the holders of a majority of the shares of the Common Stock voting at the Meeting will be required to approve the amendment.

The essential features of the 1992 Plan are outlined below:

SHARES SUBJECT TO OPTION. Up to 880,000 shares of Common Stock may be issued under the 1992 Plan, as amended to date. If Proposal 2 is approved, then up to 1,200,000 shares will be available for issuance under the 1992 Plan. The number of shares available for options and subject to option, and the option exercise price, is to be adjusted upward or downward, as the case may be, in the event of any stock dividend, recapitalization, merger, consolidation, split up or similar transaction affecting shares of the Company's Common Stock. If any option granted under the 1992 Plan terminates or expires without having been exercised in full, the shares not purchased under such options will again be available for purposes of the 1992 Plan.

ADMINISTRATION. The 1992 Plan is administered by the Company's Compensation Committee (the "committee") consisting of not less than two members of the Board of Directors. The committee is presently composed of Mr. Minnick and Dr. Romm. The Committee has sole authority to determine which eligible employees of the Company and its subsidiaries shall receive options under the 1992 Plan, the times when they are to receive them, the number of shares to be optioned in each case, the provisions of the option agreements and the terms and conditions of exercise. However, options granted to any member of the Stock Option Committee require the approval of an independent majority of the Board of Directors.

EXERCISE PRICE. The exercise price in each incentive stock option granted under the 1992 Plan may be not less than 100 percent of the fair market value of the shares of the optioned stock on the date the option is granted and 110 percent of such fair market value if the optionee owns more than ten percent of the voting rights of the Company's outstanding capital stock. The exercise price of "non-qualified options" granted under the 1992 Plan may be established at any price determined by the Compensation Committee. The exercise price must be paid to the Company in cash or, in the sole discretion of the committee, with Common Stock on the date of exercise.

ELIGIBLE EMPLOYEES. Subject to selection by the committee, any full-time or part-time employee of, or consultant to, the Company is eligible to be granted one or more options pursuant to the 1992 Plan. All officers, directors, and nominees for election as directors are eligible to participate in the 1992 Plan.

MAXIMUM OPTION TERM. No option under the 1992 Plan may be made exercisable after the expiration of ten years from the date it is granted.

NON-TRANSFERABILITY. No option is transferable by the optionee except by will or the laws of descent or distribution.

EXERCISE OF OPTIONS. Options are exercisable in whole or in part at such times after the date of grant as are set forth in an option agreement as determined by the Committee. An option is exercisable by the optionee only during his or her lifetime and only while he or she is an employee of the Company, or within three months after termination of employment. In the event of an optionee's death or disability, the option, to the extent exercisable at the date of termination of employment and unexercised, may be exercised by the optionee or his or her estate within one year from date of death or disability, but in no event may the option be exercised after its expiration.

TERMINATION OF OPTIONS. An option to the extent not validly exercised, will terminate automatically upon the termination of employment with the Company, except by death or disability. All options which are exercisable on the date of such termination of employment may be exercised during a three-month period beginning on the date of termination.

RESTRICTIONS ON OPTIONS. Each option granted under the 1992 Plan will be for a term, and exercisable only in accordance with, option agreements approved by the Committee. The term of stock options granted under the 1992 Plan is limited to a period of ten years from the date of grant. Although the committee reserves the right to establish other terms and conditions as to any option granted under the 1992 Plan, it is currently anticipated that the Committee will continue to follow this policy as to options granted under the 1992 Plan. The exercisability of an option under the 1992 Plan may be determined upon an individual basis by the Compensation Committee at the time of grant.

The 1992 Plan contains provisions which authorize the Compensation Committee, in the event of a sale or merger of all or substantially all of the Company's assets, or a merger or consolidation in which the Company is not the surviving corporation, to take certain action in its discretion. In the event of such a transaction the Committee may accelerate the exercisability of any option to permit its exercise in full during such period as the Committee may prescribe following the public announcement of a sale of assets, merger or consolidation. The Committee may also require an optionee in the event of such a transaction to surrender his option in return for a substitute option issued by a surviving corporation which is determined by the Committee to have a value substantially equal to the value of the surrendered option.

Under the terms of the 1992 Plan, the aggregate fair market value (determined at the time an option is granted, which will normally be equal to the option exercise price per share) of Common Stock exercisable under an incentive stock option for the first time in any calendar year may not exceed $100,000.

The 1992 Plan provides that shares of Common Stock acquired upon exercise of options will be paid for in cash or, in the sole discretion of the committee, through the delivery of shares of Common Stock with a market value equal to the option exercise price. The ability to pay the exercise price in shares of Common Stock would, if permitted by the committee, enable an optionee to engage in a series of successive stock for stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment by the optionee.

AMENDMENT. The Board of Directors may amend the 1992 Plan without the approval of stockholders, except that stockholder approval will be required for any amendment which would (i) increase the total number of shares obtainable under the 1992 Plan, or (ii) reduce the exercise price of incentive stock options below 100 percent of the fair market value of the stock on the day the option is granted, or (iii) change the class of persons eligible to participate in the 1992 Plan, or (iv) extend the period during which options may be granted or exercised. Adjustments in the total number of shares optionable under the 1992 Plan and adjustments of the exercise price may be made, however, without stockholder approval pursuant to the adjustment provisions mentioned under the subcaption "Shares Subject to Option" above.

DURATION. No option may be granted under the 1992 Plan after March 22, 2002 but options granted on or before that date will remain valid in accordance with respective terms.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.


                                  PROPOSAL 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998. Ernst & Young LLP has served as the Company's independent auditors since 1981.

Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to Fiscal 1997 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax and information services matters.

Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.


                                  ANNUAL REPORT

All stockholders of record as of March 26, 1998 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended September 30, 1997 (the "Annual Report") which contains audited financial statements of the Company. The Annual Report is deemed to be part of the material for the solicitation of proxies.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON MARCH 26, 1998 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, COMPUMED, INC., 1230 ROSECRANS AVENUE, MANHATTAN BEACH, CALIFORNIA 90266.


                                OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Meeting other than that which has been referred to above. As to other business, if any, that may come before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

Stockholder proposals must be received by the Secretary of the Company, for inclusion in the Company's proxy materials relating to the 1999 Annual Meeting of Stockholders, by December 1, 1998.

               By order of the Board of Directors


               Phuong Dang
               Secretary


April 1, 1998

STOCKHOLDERS ARE ASKED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. YOUR PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                 COMPUMED, INC.
                   ANNUAL MEETING OF STOCKHOLDERS MAY 1, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of COMPUMED, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 1, 1998, and hereby constitutes and appoints JAMES LINESCH or PHUONG DANG, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote all shares of Voting Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.  The election of five directors nominated by the Board of Directors:
           / /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY
           (EXCEPT AS INDICATED)                  to vote for all nominees listed
                                                  below

             Robert Goldberg, Herbert S. Lightstone, John Minnick,
                     John Romm, M.D. and Robert Stuckelman

   (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees'
                       name in the space provided below)
                                        ________________________________________

2. The amendment to the 1992 Stock Option Plan increasing the number of shares subject to the Plan to 1,200,000:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Other matters as may properly come before the meeting or any adjournment of adjournments thereof.

                          (CONTINUED ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals.
                                              Dated: _____________________, 1998
                                              ____________________________(L.S.)
                                              ____________________________(L.S.)
                                              Please sign your name exactly as
                                              it appears hereon. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              hereon. When signing as joint
                                              tenants, all parties in the joint
                                              tenancy must sign. When a proxy is
                                              given by a corporation, it should
                                              be signed by an authorized officer
                                              and the corporate seal affixed. No
                                              postage is required if returned in
                                              the enclosed envelope and mailed
                                              in the United States.

                                              PLEASE SIGN, DATE AND MAIL THIS
                                              PROXY IMMEDIATELY IN THE ENCLOSED
                                              ENVELOPE.